Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund:	Goldman Sachs Small Cap Value Fund
Name of Underwriter or Dealer Purchased From:	Credit Suisse Securities (USA)
LLC
Names of Underwriting Syndicate Members:	Credit Suisse International,
Goldman Sachs & Co., JP Morgan Securities LLC, Jefferies & Company Inc., William Blair & Co.
Name of Issuer:	Tumi Holdings, Inc.
Title of Security:	Tumi Holdings, Inc.
Date of First Offering:	4/19/2012
Dollar Amount Purchased:	1,267,632
Number of Shares or Par Value of Bonds Purchased:	70,424
Price Per Unit:	18.00
Resolution Approved:  	Approved at the August 15-16, 2012 Board Meeting.

Name of Fund:	Goldman Sachs Technology Tollkeeper Fund
Name of Underwriter or Dealer Purchased From:	Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:	Goldman Sachs & Co., JP Morgan
Securities Inc., Morgan Stanley & Co, Inc., Pacific Crest Securities, Inc., Stephens Inc., UBS AG
Name of Issuer:	Infoblox Inc.
Title of Security:	Infoblox Inc.
Date of First Offering:	4/19/2012
Dollar Amount Purchased:	854,960
Number of Shares or Par Value of Bonds Purchased:	53,435
Price Per Unit:	16.00
Resolution Approved:  	Approved at the August 15-16, 2012 Board Meeting.

Name of Fund:	Goldman Sachs Small/Mid Cap Growth Fund
Name of Underwriter or Dealer Purchased From:	Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:	Goldman Sachs & Co., JP Morgan
Securities Inc., Morgan Stanley & Co, Inc., Pacific Crest Securities, Inc., Stephens Inc., UBS AG
Name of Issuer:	Infoblox Inc.
Title of Security:	Infoblox Inc.
Date of First Offering:	4/19/2012
Dollar Amount Purchased:	899,248
Number of Shares or Par Value of Bonds Purchased:	56,203
Price Per Unit:	16.00
Resolution Approved:  	Approved at the August 15-16, 2012 Board Meeting.

Name of Fund:	Goldman Sachs Small Cap Value Fund
Name of Underwriter or Dealer Purchased From:	Merrill Lynch, Pierce, Fenner
and Smith Inc.
Names of Underwriting Syndicate Members:	Bank of America Merrill Lynch
International, Goldman Sachs & Co., Piper Jaffray & Co., Stifel Nicholaus Company, William Blair & Co.
Name of Issuer:	Tillys, Inc.
Title of Security:	Tillys, Inc.
Date of First Offering:	5/4/2012
Dollar Amount Purchased:	816,834.50
Number of Shares or Par Value of Bonds Purchased:	52,699
Price Per Unit:	15.50
Resolution Approved:  	Approved at the August 15-16, 2012 Board Meeting.

Name of Fund:	Goldman Sachs U.S. Equity Fund
Name of Underwriter or Dealer Purchased From:	Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:	Allen & Co. Incorporated,
Barclay Investments, Bank of America Algorithmic, Citibank, N.A., Credit Suisse (Hong Kong) Limited DMA, Deutsche Bank AG, Goldman Sachs & Co., JP Morgan Securities Inc., Morgan Stanley & Co. Inc., Wells Fargo N.A. San Francisco
Name of Issuer:	Facebook, Inc.
Title of Security:	Facebook, Inc.
Date of First Offering:	5/17/2012
Dollar Amount Purchased:	100,054
Number of Shares or Par Value of Bonds Purchased:	2,633
Price Per Unit:	38.00
Resolution Approved:  	Approved at the August 15-16, 2012 Board Meeting.

Name of Fund:	Goldman Sachs Capital Growth Fund
Name of Underwriter or Dealer Purchased From:	Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:	Allen & Co. Incorporated,
Barclay Investments, Bank of America Algorithmic, Citibank, N.A., Credit Suisse (Hong Kong) Limited DMA, Deutsche Bank AG, Goldman Sachs & Co., JP Morgan Securities Inc., Morgan Stanley & Co. Inc., Wells Fargo N.A. San Francisco
Name of Issuer:	Facebook, Inc.
Title of Security:	Facebook, Inc.
Date of First Offering:	5/17/2012
Dollar Amount Purchased:	10,155,538
Number of Shares or Par Value of Bonds Purchased:	267,251
Price Per Unit:	38.00
Resolution Approved:  	Approved at the August 15-16, 2012 Board Meeting.

Name of Fund:	Goldman Sachs Strategic Growth Fund
Name of Underwriter or Dealer Purchased From:	Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:	Allen & Co. Incorporated,
Barclay Investments, Bank of America Merrill Lynch, Citibank, N.A., Credit Suisse (Hong Kong) Limited DMA, Deutsche Bank AG, Goldman Sachs & Co., JP Morgan Securities Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities, RBC Capital Markets
Name of Issuer:	Facebook, Inc.
Title of Security:	Facebook, Inc.
Date of First Offering:	5/17/2012
Dollar Amount Purchased:	6,698,944
Number of Shares or Par Value of Bonds Purchased:	176,288
Price Per Unit:	38.00
Resolution Approved:  	Approved at the August 15-16, 2012 Board Meeting.

Name of Fund:	Goldman Sachs Technology Tollkeeper Fund
Name of Underwriter or Dealer Purchased From:	Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:	Allen & Co. Incorporated,
Barclay Investments, Bank of America Merrill Lynch, Citibank, N.A., Credit Suisse (Hong Kong) Limited DMA, Deutsche Bank AG, Goldman Sachs & Co., JP Morgan Securities Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities, RBC Capital Markets
Name of Issuer:	Facebook, Inc.
Title of Security:	Facebook, Inc.
Date of First Offering:	5/17/2012
Dollar Amount Purchased:	10,206,382
Number of Shares or Par Value of Bonds Purchased:	268,589
Price Per Unit:	38.00
Resolution Approved:  	Approved at the August 15-16, 2012 Board Meeting.

Name of Fund:	Goldman Sachs Concentrated Growth Fund
Name of Underwriter or Dealer Purchased From:	Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:	Allen & Co. Incorporated,
Barclay Investments, Bank of America Merrill Lynch, Citibank, N.A., Credit Suisse (Hong Kong) Limited DMA, Deutsche Bank AG, Goldman Sachs & Co., JP Morgan Securities Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities, RBC Capital Markets
Name of Issuer:	Facebook, Inc.
Title of Security:	Facebook, Inc.
Date of First Offering:	5/17/2012
Dollar Amount Purchased:	3,439,114
Number of Shares or Par Value of Bonds Purchased:	90,503
Price Per Unit:	38.00
Resolution Approved:  	Approved at the August 15-16, 2012 Board Meeting.

Name of Fund:	Goldman Sachs Flexible Cap Growth Fund
Name of Underwriter or Dealer Purchased From:	Morgan Stanley & Co. LLC
Names of Underwriting Syndicate Members:	Allen & Co. Incorporated,
Barclay Investments, Bank of America, Citibank, N.A., Credit Suisse (Hong Kong) Limited DMA, Deutsche Bank AG, Goldman Sachs & Co., JP Morgan Securities Inc., Morgan Stanley & Co. Inc., RBC Capital Markets, Wells Fargo N.A. San
Francisco
Name of Issuer:	Facebook, Inc.
Title of Security:	Facebook, Inc.
Date of First Offering:	5/17/2012
Dollar Amount Purchased:	131,480
Number of Shares or Par Value of Bonds Purchased:	3,460
Price Per Unit:	38.00
Resolution Approved:  	Approved at the August 15-16, 2012 Board Meeting.


	Resolution adopted at the Meeting of the Board of Trustees on August
15-16, 2012:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended June 30, 2012 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the 1940 Act).